UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): November 1, 2019

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	—	N/A

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Yuhua Zhu was elected to serve as a director of Aixin Life International, Inc., effective November 1, 2019. Mr. Zhu, age 66, was born in Linli County, Hunan Province, China on October 26, 1953. Mr. Zhu has served as Chairman, legal representative, and President of the Hunan Zhongxiong Group since October 2005. Zhongxiong Group is a subsidiary of Hunan Zhongxiong Bioengineering Co., Ltd. which commenced business as an exporter of black tea and now has approximately 300 employees engaged in the development, farming and production of black tea products for export and consumption in China. Mr. Zhu served as General Manager of Hunan International Trade Company from May 1992 to August 1995 and as General Manager of Hualong Company from October 1996 to December 2003. Mr. Zhu received a Master’s Degree in Business and Economic Management from the Graduate School of the Chinese Academy of Sciences.

Item 8.01 Other Events

During the third quarter of 2018 Aixin Life International purchased a number of products from manufacturers in the United States for distribution to individual consumers in China. This marks the first time the Company has sourced products outside of China for distribution and reflects its determination to bring only safe, unadulterated quality products to its base of customers.

The initial products sourced from the United States are allic and urallic. The allic to be distributed by Aixin results from modifications to an ancient formula whose main ingredients are a variety of naturally occurring plants. It is believed the product will improve blood circulation and accelerate the conversion of alcohol in the body to non-noxious substances. It also enhances the elimination of alcohol from the body and alleviates symptoms commonly associated with a hangover, such as headache, dizziness and nausea.

The second product sourced in the US for sale in China is urallic, an herbal anti-gout product also derived from naturally occurring plants. It is believed that its unique “alkalizing enzyme” can rapidly decompose uric acid crystals found in the body, limit the activity of xanthine oxidation protein (XO), reduce purine oxidation and decrease uric acid production, restoring an individual’s purine metabolism to a more normal level. It is believed that this product can not only relieve gout, but also relieve pain associated with rheumatoid arthritis, as well as pain due to osteoporosis, bruises and joint disorders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: October 31, 2019	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer